UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 28, 2023

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UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 Third Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2023, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Uber Technologies, Inc. (the “Company”) approved changes to several compensation arrangements and the Company’s clawback policy, as part of the Compensation Committee’s annual review of the Company’s compensation arrangements.

Amended Clawback Policy

The Compensation Committee approved the amendment and restatement of the Company’s Clawback Policy (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (“Rule 10D-1”), and the listing standards, as set forth in the New York Stock Exchange Listed Company Manual (the “NYSE Rules” and, together with Rule 10D-1, the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers of the Company as defined in Rule 10D-1 (“Section 16 Officers”) in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Section 16 Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement.

The Clawback Policy also provides for the discretionary recoupment of compensation from Section 16 Officers and any other senior executive designated by the Compensation Committee or the Board of Directors, in the event of material breaches of restrictive covenants in an agreement between the Company and a Section 16 Officer or for other misconduct, at the election of the Company’s Board of Directors.

Amended and Restated Executive Severance Plan

Additionally, the Compensation Committee approved the amendment and restatement of the Company’s 2019 Executive Severance Plan, effective as of June 28, 2023, (as amended, the “ESP”) to reflect the evolution of compensation practices since the ESP was established and to remain competitive with the Company’s peers. The ESP provides (1) for lump sum cash payments upon a Qualifying Termination (as defined in the ESP) that is not in connection with a change in control; (2) for the acceleration of an additional 12 months of vesting for time-based equity awards upon a Qualifying Termination not in connection with a change in control; (3) with respect to performance-based equity awards upon a Qualifying Termination not in connection with a change in control, (a) pro-rata vesting based on service through date of termination, (b) acceleration of an additional six months of vesting of the time-based component of the performance-based equity awards, and (c) for the achievement of performance to be measured based on the lesser of (x) actual performance through the prior quarter-end, or (y) target performance; and (4) the acceleration of an additional six months of vesting for performance-based equity awards upon a Qualifying Termination that occurs in connection with a change in control.

Amended and Restated Employment Agreement

Finally, the Compensation Committee approved an amended and restated employment agreement (the “Employment Agreement”) for Dara Khosrowshahi, the Company’s Chief Executive Officer, to make certain administrative and clarifying updates, effective June 28, 2023. There were no changes to the level of benefits or material terms of the Employment Agreement.

The foregoing summaries of the Clawback Policy, ESP, and Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Clawback Policy, ESP, and Employment Agreement, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Clawback Policy.
10.2	Amended and Restated 2019 Executive Severance Plan.
10.3	Employment Agreement, by and between the Registrant and Dara Khosrowshahi, dated June 28, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: June 30, 2023	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer